Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676, 333-113678, 333-124499, 333-134137, 333-134141, 333-143137 and 333-143136) and Form S-3 (Nos. 333-124123, 333-137991 and 333-139998) of LogicVision, Inc. of our report dated March 31, 2006, except for the effects of the 1-for-2.5 reverse stock split discussed in Note 1 as to which the date is March 21, 2008, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 21, 2008